EXHIBIT 99.1
Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Ann Minooka
Vice President, Corporate Communications
(408) 456-1962
For Immediate Release
Cypress Reports First Quarter 2018 Results

SAN JOSE, Calif., April 26, 2018—Cypress Semiconductor Corporation (NASDAQ: CY), a leader in embedded solutions, today announced its first quarter 2018 results with the following highlights:

•	Revenue was $582.2 million, a 9.5% year-over-year increase

•	GAAP and non-GAAP gross margins were 36.5% and 45.9%, respectively, and represent a 700bps and 660bps increase year over year

•	GAAP diluted EPS improved by 15 cents to $0.02 and Non-GAAP diluted EPS improved 14 cents to $0.27 year over year

•	Revenue from the Automotive end market increased 14.8% year over year

“Cypress continued its solid execution this quarter with strong financial results and business performance,” stated Hassane El-Khoury, Cypress’ president and chief executive officer. “Our focus on the Cypress 3.0 strategy resulted in revenue increasing 9.5% and earnings per share more than doubling year over year. During the quarter, we expanded our embedded solutions portfolio with the introduction of several hardware and software innovations. These empowered Cypress, and our partners, to solve problems for consumer, industrial and automotive customers of all sizes, while also enhancing our ability to cross-sell our entire portfolio. The strength of our innovation muscle is clearly illustrated by our track record of winning with market movers, while simultaneously driving a significant increase in our overall customer count supporting our go-broad efforts.”

Revenue and earnings for the quarter are shown below with comparable periods:
(In thousands, except per-share data)

	GAAP[1]			NON-GAAP[2]
	Q1 2018	Q4 2017	Q1 2017	Q1 2018	Q4 2017	Q1 2017
Revenue	$582,241	$597,547	$531,874	$582,241	$597,547	$531,874
Gross margin	36.5%	37.2%	29.5%	45.9%	45.4%	39.3%
Operating margin	6.1%	7.0%	(2.6)%	19.5%	20.2%	12.2%
Net income (loss)	$9,078	$(34,012)	$(42,999)	$100,296	$104,686	$45,887
Diluted EPS (loss)	$0.02	$(0.10)	$(0.13)	$0.27	$0.28	$0.13

1.    During Q1'18, certain expenses have been reclassified as part of cost of revenue. Historical results have been conformed with Q1'18 presentation.
2. See “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables (“Non-GAAP Results” tables) included below.

BUSINESS REVIEW

+ Cypress announced key developments in its Wireless Connectivity solutions during the quarter. The introduction of its ModusToolbox™ software suite empowers developers with an intuitive platform designed to create winning IoT products in record time. The new Raspberry Pi 3 Model B+ developers board debuted featuring Cypress’ 802.11ac combo solution to deliver reliable, interoperable and lightning-fast Wi-Fi® connectivity for developers eager to bring their great Internet of Things (IoT) products to life.

+ In the automotive space, Cypress introduced Excelon™, a family of high-performance nonvolatile memory products to solve mission-critical data logging problems for applications such as Advanced Driver-Assistance Systems (ADAS). Cypress also announced that e.solutions GmbH, a joint venture of Audi and Elektrobit, has integrated Cypress’ wireless connectivity solution into its design for new in-vehicle communication units, including in the 2018 Audi A8. The solution is based on Cypress’ Real Simultaneous Dual Band (RSDB) automotive-grade Wi-Fi and Bluetooth® combo solution, which enables multiple users to connect and stream unique content to their individual devices simultaneously.

+ Cypress also expanded its sensing solutions with the new PSoC® 4700S series of microcontrollers (MCUs) that uses inductive sensing to detect inputs on metal surfaces. The devices allow product developers to achieve aesthetic differentiation by using metallic materials in their designs.

+ Cypress paid a cash dividend of $39.4 million, or $0.11 per share, to holders of record of the Company’s common stock as of the close of business on March 29, 2018 and paid on April 19, 2018. The dividend was equivalent to a 2.6% annualized yield as of March 29, 2018.

REVENUE SUMMARY
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	April 1, 2018	December 31, 2017	April 2, 2017	Sequential Change	Year-over-year Change
Business Unit
MCD	$336,710	$357,247	317,901	(6)%	6%
MPD	$245,531	$240,300	213,973	2%	15%
Total	$582,241	$597,547	531,874	(3)%	9%

End Market
Industrial	18%	17%	20%	2%	(1)%
Automotive	34%	30%	33%	11%	15%
Consumer	31%	35%	34%	(13)%	—%
Enterprise	17%	18%	13%	(10)%	37%
Total	100%	100%	100%	—%	—%

1.	The Microcontroller and Connectivity Division ("MCD") includes microcontroller, connectivity and USB products and the Memory Products Division ("MPD") includes RAM, Flash and AgigA Tech products.

SECOND QUARTER 2018 FINANCIAL OUTLOOK

For the second quarter of 2018, Cypress estimates financial results as follows:

	GAAP	Non-GAAP
Revenue	$605 million to $630 million
Gross Margin %	36.0% - 37.0%	45.5% - 46.5%
Diluted EPS	$0.01 to $0.04	$0.27 to $0.31

A reconciliation of GAAP forward-looking estimates to non-GAAP forward-looking estimates may be found in the tables at the end of this earnings report.

The timing and amount of certain material items, including restructuring charges, asset impairments, changes in value of deferred compensation assets and liabilities, impact of stock-based compensation from modification of equity awards, and the tax impact of non-GAAP adjustments, which are needed to estimate GAAP financial measures are either inherently unpredictable or outside the control of the Company, and may have a significant impact on the Company’s financial results. Accordingly, Cypress cannot provide a full quantitative reconciliation for such non-GAAP financial measures included as part of the second quarter 2018 financial outlook to the most directly comparable GAAP measure without unreasonable effort and additional adjustments may be reflected in our non-GAAP results for the second quarter of 2018. Cypress has qualitatively described below, under the section “Non-GAAP Financial Measures,” the anticipated differences between the non-GAAP financial measures and the most directly comparable GAAP measures.

CONFERENCE CALL AND WEBCAST INFORMATION

Cypress will host its quarterly conference call on April 26, 2018 at 1:30 p.m. Pacific Daylight Time to discuss its first quarter 2018 results and outlook for the second quarter of 2018.

All interested parties may dial 517-308-9119 and provide the passcode “Cypress” to listen to the call. The event will be broadcast over the Internet and may be accessed through Cypress’ website at www.cypress.com/investors. The archived presentation will be available for two weeks immediately following the event.

FOLLOW CYPRESS ONLINE

Join the Cypress Developer Community, read our Core & Code blog, follow us on Twitter, Facebook and LinkedIn, and watch Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Cypress is a leader in advanced embedded solutions for the world’s most innovative automotive, industrial, smart home appliances, consumer electronics and medical products. Cypress’ microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with the best support and development resources on the planet enabling them to disrupt markets by creating new product categories. To learn more, go to www.cypress.com.

NON-GAAP FINANCIAL MEASURES
To supplement its condensed consolidated unaudited financial results presented in accordance with GAAP, Cypress uses the non-GAAP financial measures listed below, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in more detail below.

•	Gross profit;

•	Gross margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Earnings before interest, taxes, depreciation, and amortization ("EBITDA");

•	Provision (benefit) for income taxes;

•	Pretax profit margin percent;

•	Operating income (loss);

•	Operating margin;

•	Net income (loss); and

•	Diluted earnings (loss) per share.

Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company's operations which, when viewed in conjunction with Cypress' GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company's business and operations.
The Company presents non-GAAP financial measures because management uses these measures to analyze and assess the Company's financial results and to manage the business.
There are limitations in using non-GAAP financial measures including those discussed below. Moreover, the Company’s non-GAAP measures may be calculated differently than the non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement and should be viewed in conjunction with GAAP financial measures.

As presented in the "Non-GAAP Results" tables in this press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related charges: Acquisition-related charges are not factored into management's evaluation of Cypress' long-term performance after the completion of acquisitions. However, a limitation of non-GAAP measures that exclude acquisition-related charges is that these charges may represent payments that reduce the cash available to the Company for other purposes. Acquisition-related expenses primarily include:

•	Amortization of purchased intangibles, including purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements;

•	Amortization of step-up in value of inventory recorded as part of purchase price accounting; and

•
One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs.

Share-based compensation expense: Share-based compensation expense relates primarily to employee stock options, restricted stock units, performance stock units and the employee stock purchase plan. Share-based compensation expense is a non-cash expense that is affected by changes in market factors including the price of Cypress’ common shares, which are not within the control of management. In addition, the valuation of share-based compensation is subjective, and the expense recognized by Cypress may be significantly different than the expense recognized by other companies for similar equity awards, which makes it difficult to assess Cypress’ results compared to its competitors. Accordingly, management excludes this item from its internal operating forecasts and models. However, a limitation of non-GAAP measures that exclude share-based compensation expense is that they do not reflect the full costs of compensating employees.

EBITDA: Consolidated EBITDA is calculated by adding back depreciation to the Non-GAAP operating income. EBITDA may be useful to management, investors, and other users of our financial information because it, during a given period, is an indicator of the amount of cash generated that is available to repay debt obligations, make investments, and for certain other activities. However, EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of the business. In addition, EBITDA should not be considered as a substitute for, or superior to net income, operating income, diluted earnings, or net cash provided by operating activities, or other financial measures prepared in accordance with GAAP.

Other adjustments: These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and ongoing operating performance of Cypress. Excluding these items, which can vary significantly from quarter to quarter, allows management to better compare Cypress’ period-over-period performance. However, limitations of non-GAAP measures that exclude these items include that these adjustments are often subjective and may not be comparable to similarly titled non-GAAP financial measures used by other companies. Other adjustments primarily include:

•	Revenue from an intellectual property license,

•	Changes in value of deferred compensation plan assets and liabilities,

•	Investment-related gains or losses, including equity method investments,

•	Restructuring and related costs,

•	Debt issuance costs, including imputed interest related to the equity component of convertible debt,

•	Asset impairments,

•	Tax effects of non-GAAP adjustments,

•	Certain other expenses and benefits, and

•
Diluted weighted average shares non-GAAP adjustment - for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits related to share-based compensation expense.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to: statements related to our estimated non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP EPS, net interest expense, tax expense, capital expenditures and depreciation for the second quarter of fiscal

2018 (on a GAAP or non-GAAP basis); sources of revenue for the second quarter; the expected inventory levels, cash flow, pricing and profitability; estimates of certain GAAP to non-GAAP reconciling items for the second quarter; the demand environment for semiconductors; the expected impact of our gross margin improvement plan; the impact of seasonality on revenue; cross-selling opportunities in the automotive business; our ability to meet our targeted range of inventory; the expected or anticipated uses of cash flow, including to pay dividends, repurchase shares of common stock, or pay down our existing indebtedness; and plans to reduce excess inventory. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to: global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; the unpredictability and expense of legal proceedings; and other risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo and PSoC are registered trademarks and ModusToolbox and Excelon are trademarks of Cypress Semiconductor Corporation. All other trademarks are property of their owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 1, 2018	December 31, 2017

ASSETS
Cash, cash equivalents and short-term investments	$106,752	$151,596
Accounts receivable, net	393,303	295,991
Inventories	275,449	272,127
Property, plant and equipment, net	294,299	289,554
Goodwill and other intangible assets, net	2,100,281	2,154,592
Other assets	370,339	373,190
Total assets	$3,540,423	$3,537,050
LIABILITIES AND EQUITY
Accounts payable	$236,930	$213,101
Income tax liabilities	54,083	52,006
Revenue reserves, deferred margin and other liabilities	499,921	497,838
Revolving credit facility and long-term debt	920,684	956,513
Total liabilities	1,711,618	1,719,458
Total Cypress stockholders' equity	1,827,737	1,816,536
Non-controlling interest	1,068	1,056
Total equity	1,828,805	1,817,592
Total liabilities and equity	$3,540,423	$3,537,050

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	April 1, 2018	December 31, 2017	April 2, 2017
Revenues	$582,241	$597,547	$531,874
Cost of revenue	369,849	375,162	374,766
Gross profit[1]	212,392	222,385	157,108
Research and development	93,233	94,566	89,348
Selling, general and administrative	83,397	86,125	81,333
Total operating expenses	176,630	180,691	170,681
Operating income (loss)	35,762	41,694	(13,573)
Interest and other expense, net	(18,154)	(21,561)	(19,359)
Income (loss) before income taxes and non-controlling interest	17,608	20,133	(32,932)
Income tax provision	(5,057)	2,773	(4,927)
Equity in net loss of equity method investees	(3,461)	(56,930)	(5,076)
Net income (loss)	9,090	(34,024)	(42,935)
Net gain attributable to non-controlling interests	(12)	12	(64)
Net income (loss) attributable to Cypress	$9,078	$(34,012)	$(42,999)
Net income (loss) per share attributable to Cypress:
Basic	$0.03	$(0.10)	$(0.13)
Diluted	$0.02	$(0.10)	$(0.13)
Cash dividend declared per share	$0.11	$0.11	$0.11
Shares used in net income (loss) per share calculation:
Basic	355,461	343,011	326,964
Diluted	370,592	343,011	326,964

1. During Q1'18, certain expenses have been reclassified as part of cost of revenue. Historical results have been conformed with Q1'18 presentation.

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per-share data)
(Unaudited)

Table A: GAAP to Non-GAAP reconciling items: Three Months Ended Q1 2018
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net	Income tax (provision) benefit
GAAP [i]	$369,849	$93,233	$83,397	$(21,615)	$(5,057)
[1] Stock based compensation	3,584	6,713	8,161	—	—
[2] Changes in value of deferred compensation plan	61	272	350	(266)	—
[3] Share in net loss and impairment of equity method investees	—	—	—	3,461	—
[4] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	3,431	—
[5] Loss on extinguishment of Spansion convertible notes and debt issuance cost write off due to refinancing	—	—	—	3,258	—
[6] Amortization of debt issuance costs	—	—	—	1,073	—
[7] Amortization of acquisition-related intangible assets and other	49,438	—	5,150	—	—
[8] Restructuring charges	1,887	292	1,917	—	—
[9] Tax impact	—	—	—	393	2,043
Non - GAAP [ii]	$314,879	$85,956	$67,819	$(10,265)	$(3,014)
Impact of reconciling items [ii - i]	$(54,970)	$(7,277)	$(15,578)	$11,350	$2,043

Table B: GAAP to Non-GAAP reconciling items: Three Months Ended Q4 2017
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net	Income tax (provision) benefit
GAAP [i]	$375,162	$94,566	$86,125	$(78,491)	$2,773
[1] Stock based compensation	3,001	8,050	12,014	—	—
[2] Changes in value of deferred compensation plan	92	389	617	(1,210)	—
[3] Merger, integration, related costs and adjustments related to assets held for sale	1,334	—	(135)	11	—
[4] Share in net loss and impairment of equity method investees	—	—	—	56,930	—
[5] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	3,378	—
[6] Loss on extinguishment of Spansion convertible notes	—	—		4,250	—
[7] Amortization of debt issuance costs	—	—	—	1,011	—
[8] Amortization of acquisition-related intangible assets	44,199	—	5,025	—	—
[9] Litigation settlement	—	—	(1,000)	—	—
[10] Restructuring charges	317	3,205	2,097	—	—
[11] Tax impact	—	—	—	151	(5,027)
Non - GAAP [ii]	$326,219	$82,922	$67,507	$(13,970)	$(2,254)
Impact of reconciling items [ii - i]	$(48,943)	$(11,644)	$(18,618)	$64,521	$(5,027)

Table C: GAAP to Non-GAAP reconciling items: Three Months Ended Q1 2017
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net	Income tax (provision) benefit
GAAP [i]	374,766	89,348	81,333	(24,435)	(4,927)
[1] Stock based compensation	3,884	10,286	8,983	—	—
[2] Changes in value of deferred compensation plan	167	597	1,008	(1,558)	—
[3] Merger, integration, related costs and adjustments related to assets held for sale	1,350	—	(1,479)	—	—
[4] Inventory Step-up related to acquisition accounting	2,864	—	—	—	—
[5] Share in net loss and impairment of equity method investees	—	—	—	5,076	—
[6] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	3,489	—
[7] Amortization of debt issuance costs	—	—	—	858	—
[8] Amortization of acquisition-related intangible assets	43,167	—	5,083	—	—
[9] Restructuring charges	231	2,352	(12)	—	—
[10] Tax impact	—	—	—	415	2,125
Non - GAAP [ii]	323,103	76,113	67,750	(16,155)	(2,802)
Impact of reconciling items [ii - i]	(51,663)	(13,235)	(13,583)	8,280	2,125

Table D: Gross Margin %
	Q1'18		Q4'17		Q1'17
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue [i]	$582,241	$582,241	$597,547	$597,547	$531,874	$531,874
Cost of revenues (See Table A, B, C) [ii]	369,849	314,879	375,162	326,219	374,766	323,103
Gross profit [iii] [ii - i]	$212,392	$267,362	$222,385	$271,328	$157,108	$208,771
Gross Margin % [iii / i]	36.5%	45.9%	37.2%	45.4%	29.5%	39.3%

Table E: Operating income
	Q1'18	Q4'17	Q1'17
GAAP operating income (loss) [i]	$35,762	$41,694	$(13,573)
Impact of reconciling items on Cost of revenues (see Table A, B, C)	54,970	48,943	51,663
Impact of reconciling items on R&D (see Table A, B, C)	7,277	11,644	13,235
Impact of reconciling items on SG&A (see Table A, B, C)	15,578	18,618	13,583
Non-GAAP operating income [ii]	$113,587	$120,899	$64,908
Impact of reconciling items [ii - i]	$77,825	$79,205	$78,481
GAAP Operating Margin (GAAP Operating income / Revenue)	6.1%	7.0%	(2.6)%
Non-GAAP Operating Margin (Non-GAAP Operating income / Revenue)	19.5%	20.2%	12.2%

Table F: Pre-tax profit
	Q1'18	Q4'17	Q1'17
GAAP Pre-tax income (loss)	$14,147	$(36,797)	$(38,008)
Impact of reconciling items on Operating income (see Table E)	77,825	79,205	78,481
Interest and other expense, net (see Table A, B, C)	11,350	64,521	8,280
Non-GAAP Pre-tax income	$103,322	$106,929	$48,753

Table G: Net income (loss)
	Q1'18	Q4'17	Q1'17
GAAP Net income (loss)	$9,078	$(34,012)	$(42,999)
Impact of reconciling items on Operating income (see Table E)	77,825	79,205	78,481
Interest and other expense, net (see Table A, B, C)	11,350	64,521	8,280
Income tax benefit (see Table A, B, C)	2,043	(5,027)	2,125
Non-GAAP Net income	$100,296	$104,687	$45,887

Table H: Pretax profit margin %
	Q1'18		Q4'17		Q1'17
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue [i]	$582,241	$582,241	$597,547	$597,547	$531,874	$531,874
Pre-tax profit (loss) (see Table F) [ii]	$14,147	$103,322	$(36,797)	$106,929	$(38,008)	$48,753
Pre-tax profit margin % [ii / i]	2.4%	17.7%	(6.2)%	17.9%	(7.1)%	9.2%

Table I: Weighted-average shares, diluted
	Q1'18		Q4'17		Q1'17
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Weighted-average common shares outstanding, basic	355,461	355,461	343,011	343,011	326,964	326,964
Effect of dilutive securities:
Stock options, unvested restricted stock and other	7,897	12,515	—	14,003	—	14,852
Impact of convertible bond	7,234	4,750	—	12,110	—	17,304
Weighted-average common shares outstanding, diluted	370,592	372,726	343,011	369,124	326,964	359,120

Table J: Net income (loss) Per Share
	Q1'18		Q4'17		Q1'17
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) (see Table G) [i]	$9,078	$100,296	$(34,012)	$104,687	$(42,999)	$45,887
Weighted-average common shares outstanding (see Table I) [ii]	370,592	372,726	343,011	369,124	326,964	359,120
Non-GAAP earnings per share - Diluted [i/ii]	$0.02	$0.27	$(0.10)	$0.28	$(0.13)	$0.13

Table K: Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA")
	Q1'18	Q4'17	Q1'17
GAAP operating income (loss) (See Table E)	35,762	41,694	(13,573)
Impact of reconciling items on Operating income (see Table E)	77,825	79,205	78,481
Non-GAAP operating income	113,587	120,899	64,908
GAAP Depreciation	17,140	18,701	16,157
Non-GAAP EBITDA	130,727	139,600	81,065

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended
	April 1, 2018	December 31, 2017	April 2, 2017
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$31,678	$201,541	$25,721
Net cash (used in) provided by investing activities	$(14,173)	$(6,036)	$21,650
Net cash used in financing activities	$(62,348)	$(175,472)	$(46,043)
Other Supplemental Data (Preliminary):
Capital expenditures	$17,267	$7,790	$13,772
Depreciation	$17,140	$18,701	$16,157
Payment of dividend	$38,741	$36,670	$35,537
Dividend paid per share	$0.11	$0.11	$0.11
Total debt (principal amount)	$1,017,588	$1,061,414	$1,286,401
Leverage ratio	2.00	2.91	$3.83

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FORWARDING LOOKING ESTIMATES TO NON-GAAP FORWARD LOOKING ESTIMATES

	Forward looking GAAP estimate (A)	Adjustments (B)				Forward looking Non-GAAP estimate (C)=(A)+(B)
		Amortization of intangibles	Share-based compensation expense	Restructuring	Other items
Gross Margin %	36.0% - 37.0%	8.0%	0.8%	0.20%	0.4%	45.5% - 46.5%
Diluted earnings per share	$0.01 to $0.04	$0.15	$0.09	$0.01	$0.03	$0.27 to $0.31

.

.